Exhibit 21

SUBSIDIARIES OF SYSTEMAX INC.

Domestic Subsidiaries

CircuitCity.com Inc. (a Delaware corporation)

CompUSA Realty Inc. (a Delaware corporation)

CompUSA.com Inc. (a Florida corporation)

Global Computer Supplies Inc. (a New York corporation)

Global Equipment Company Inc. (a New York corporation)

Global Gov/Ed Solutions, Inc. (a Delaware corporation)

Global Government & Education Inc. (a Delaware corporation)

Misco America Inc. (a Delaware corporation)

Misco Germany Inc. (a New York corporation)

Nexel Industries Inc. (a New York corporation)

New CompUSA Corp.  (a Delaware corporation)

Papier Catalogues Inc. (a New York corporation)

OnRebate.com (a Delaware corporation)

Profit Center Software Inc. (a New York corporation)

Streak Products Inc. (a Delaware corporation)

Systemax Manufacturing Inc. (a Delaware corporation)

Systemax Puerto Rico, Inc. (a Puerto Rico corporation)

SYX  Services Inc. (a New York corporation)

SYX Distribution Inc. (a Delaware corporation)

TigerDirect Inc. (a Florida corporation)

Foreign Subsidiaries

H C S Global SA (a French corporation) d/b/a Misco France

I-Com Software Eurl (a French corporation)

Inmac WStore SAS (a French corporation)

Misco AB (a Swedish corporation)

Misco Iberia Computer Supplies S.A. (a Spanish corporation)

Misco Ireland Ltd. (an Irish corporation)

Misco Italy Computer Supplies S.P.A. (an Italian corporation)

Misco Netherlands BV (a Dutch corporation)

Misco OY (a Finnish corporation)

Systemax Europe Ltd. (a U.K. corporation) d/b/a Misco U.K.

TigerDirect CA Inc. (a Canadian corporation)

WStore Europe SA (a French corporation)

WStore UK Ltd.  ( a U.K. corporation)